UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

2801 N Central Expressway
Suite 1600
Dallas, Texas		75204
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On December 5, 2024, the Board of Directors of Wingstop Inc. (the “Company,” “we,” “our,” or “us”) authorized the purchase of up to an additional $500 million of its outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), under its existing share repurchase program, effective immediately. This repurchase program follows the substantial completion of purchases of common stock under the inaugural $250 million repurchase authorization from August 2023. With this additional repurchase authorization, the Company anticipates executing a $250 million accelerated share repurchase program (“ASR”) in the fourth quarter of 2024. On December 5, 2024, the Company issued a press release announcing the authorization. A copy of the press release is attached hereto as Exhibit 99.1.
Share repurchases under the program may be made in the open market, in privately negotiated transactions or by other means, including through trading plans intended to qualify under Rule 10b5-1 of the Securities and Exchange Act of 1934 and accelerated share repurchase agreements, with the amount and timing of repurchases to be determined at the Company’s discretion, depending on market and business conditions, prevailing stock prices, and contractual limitations, among other factors. Open market repurchases will be structured to occur in accordance with applicable federal securities laws.
The share repurchase program does not obligate the Company to acquire any particular amount of Common Stock, or at any specific time intervals and may be modified, suspended or terminated at any time at the Company’s discretion.
The Company expects to fund repurchases with existing cash and cash equivalents, including the proceeds from its recently completed financing transaction.
Forward-looking Statements
This Current Report on Form 8-K includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our expectations concerning the implementation and execution of our share repurchase program, including the anticipated execution of a $250 million ASR. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “may,” “will,” “should,” “expect,” “intend,” “plan,” “outlook,” “guidance,” “anticipate,” “believe,” “think,” “estimate,” “seek,” “predict,” “can,” “could,” “project,” “potential” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements are accompanied by such terms. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this Current Report on Form 8-K.

When considering forward-looking statements in this Current Report on Form 8-K or that we make in other reports or statements, you should keep in mind the cautionary statements in this Current Report on Form 8-K and future reports we file with the SEC. New risks and uncertainties arise from time to time, and we cannot predict when they may arise or how they may affect us. Any forward-looking statement in this Current Report on Form 8-K speaks only as of the date on which it was made. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
99.1	Press release, dated December 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	December 5, 2024	By:	/s/ Alex R. Kaleida
Chief Financial Officer (Principal Financial and Accounting Officer)